EXHIBIT 5.2



                       OPINION OF CAHILL GORDON & REINDEL


                     [Letterhead of Cahill Gordon & Reindel]

                                  July 25, 1999
                                                                  (212) 701-3000


                                   Re:      360networks inc.
                                            Registration Statement on
                                            Form F-4 (No. 333-          )
                                            -----------------------------

Dear Ladies and Gentlemen:

         We have acted as special counsel for 360networks inc. (the "Company") in connection with the Registration Statement on Form F-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") for registration under the Securities Act of 1933, as amended (the "Act"), of US$600,000,000 aggregate principal amount of 13% Senior Notes due 2009 of the Company (the "Dollar Exchange Notes") and EURO 200,000,000 aggregate principal amount of 13% Senior Notes due 2008 of the Company (the "Euro Exchange Notes" and, together with the Dollar Exchange Notes, the "Exchange Notes"). The Dollar Exchange Notes will be issued pursuant to an indenture dated as of April 26, 2000 (the "Dollar Exchange Notes Indenture") and the Euro Exchange Notes will be issued pursuant to an indenture dated as of April 28, 2000 (the "Euro Exchange Notes Indenture" and, together with the Dollar Exchange Notes Indenture, the "Indentures"), each between the Company and HSBC Bank USA, as Trustee. The Registration Statement was filed in connection with the exchange offer (the "Exchange Offer") pursuant to which the Exchange Notes will be issued for a like principal amount of the Company's outstanding 13% Senior Notes due 2008 (the "Old Notes").

         In connection therewith, we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of the Memorandum of Association and the Articles of Association of the Company, resolutions of the Board of Directors of the Company with respect to the filing of the Registration Statement and such other documents as we have deemed necessary or appropriate for the purpose of rendering this opinion.

         In our examination of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact, we have relied upon representations of officers of the Company.

         Based upon the foregoing, and subject to the qualifications stated herein, it is our opinion that, assuming due authorization of the Exchange Notes by the Company, the Exchange Notes, when duly executed and delivered in exchange for the Old Notes in accordance with the terms of the Exchange Offer and the Indentures as contemplated by the Registration Statement, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indentures and enforceable against the Company in accordance with their terms except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.


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                                                                     EXHIBIT 5.2



         We are attorneys admitted to practice in the State of New York. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the State of New York.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement and related Prospectus. Our consent to such reference does not constitute a consent under Section 7 of the Act and, in consenting to such reference, we have not certified any part of the Registration Statement and do not otherwise come within the categories or persons whose consent is required under said Section 7 or under the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                   Very truly yours,

                                                   /s/ CAHILL GORDON & REINDEL